Exhibit 99.1

Diodes Incorporated to Acquire ElevATE Semiconductor, Expanding Analog and Mixed-Signal Portfolio

July 14, 2026

PLANO, Texas - July 14, 2026 -- Diodes Incorporated (Diodes) (Nasdaq: DIOD), today announced it has entered into a definitive agreement to acquire ElevATE Semiconductor, Inc. (ElevATE) in an all-cash transaction for $250 million.

ElevATE is a fabless semiconductor company based in San Diego, California that specializes in the development of integrated circuits (IC) for the Automated Test Equipment (ATE) industry. ElevATE addresses the industry’s most complex ATE challenges by designing the lowest power and highest density solutions, with the goal of providing the lowest possible cost of test.

Highlights of the transaction include:

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Combines ElevATE’s ATE IC technology leadership with Diodes’ broad product portfolio, manufacturing scale and global sales reach to increase penetration of the ATE market;
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Expected to be immediately accretive to Diodes’ revenue, gross margin, and earnings per share;
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Anticipated to add approximately $50 million of revenue in the first twelve months post-close, with revenue expected to grow at a CAGR of greater than 20% over the next four years with gross margin significantly higher than Diodes’ corporate average; and
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Expands Diodes’ analog and mixed signal product offerings as well as provides significant opportunity for Diodes’ portfolio in applications within the ATE market.

“The explosive growth, increasing complexity, and higher performance requirements of ICs used in automotive, industrial, data center, and AI applications are driving greater semiconductor production volumes, and in turn, increasing demand for automated test equipment,” commented Gary Yu, President and Chief Executive Officer of Diodes. "This acquisition positions Diodes to capture accelerated growth opportunities across the ATE market with an expanded analog and mixed-signal portfolio. It also enhances our ability to provide broader solutions to customers and launch a new advanced product line that will drive increased dollar content in ATE applications. We look forward to welcoming the talented ElevATE team into the Diodes family."

Also commenting on the proposed acquisition, Jan Gaudestad, Chief Executive Officer of ElevATE said, “ElevATE and Diodes share a performance-driven culture and an uncompromising focus on quality, making this an ideal combination. By uniting our high-density, low-power semiconductor IC solutions with Diodes’ broad analog and power IC portfolio along with a global manufacturing footprint, we emerge as a powerful new force in the ATE IC market. This union significantly expands our capabilities, instantly offering our customers a much larger portfolio to elevate their tester performance. Together, we are uniquely positioned to increase our global reach, accelerate our product roadmap, and deliver next-generation chip innovations at scale that will define the future of semiconductor testing.”

The Boards of both companies and the stockholders of ElevATE have approved the transaction, which is still subject to customary closing conditions, including regulatory approvals. The transaction is expected to close during the second half of 2026.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and power solutions combined with a flexible hybrid manufacturing model that meet customers’ needs. Our broad range of application-specific products, delivered through a total solutions sales approach and supported by global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-growth markets. For more information, visit www.diodes.com.

Cautions Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. Forward-looking statements in this press release include statements regarding the anticipated benefits of the proposed acquisition, expected revenue contributions, accretion to earnings, and market growth opportunities. These forward-looking statements are based on Diodes' current expectations and assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Such factors include, but are not limited to: the failure to satisfy closing conditions or obtain required regulatory approvals; integration risks; competitive market conditions; changes in demand for ATE products; macroeconomic conditions; and other risks described in Diodes' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Diodes undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

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Company Contact:

Diodes Incorporated

Gurmeet Dhaliwal

Vice President, Corporate Marketing & Investor Relations

P: 408-232-9003

E: Gurmeet_Dhaliwal@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

President, Investor Relations

E: lsievers@sheltongroup.com